Exhibit 10.63

                          PAYMENT AND TOLLING AGREEMENT
                    TO SETTLE LITIGATION WITH MUTUAL RELEASES


     This Payment and Toiling Agreement ("Agreement") is entered into this 26th day of May. 2003 by and among the following parties ("Parties"):

I.     PHOENIX  24th  PLACE,  INC.,  an  Arizona  corporation

II.    CUNNINGHAM  ENTITIES:

     1. Cunningham Enterprises, an Arizona corporation d/b/a Cunningham Consulting d/b/a Cunningham Technology Group (collectively "Cunningham Enterprises"):

     2. Charles Cunningham and Beverly Cunningham ("the Cunninghams"), husband and wife end each individually;

     The above Parties are collectively referred to in this Agreement as the "Cunningham Entities" but it each such reference it intended to and does include each party individually and all Cunningham Entities collectively.

III.     INTEGRATED  INFORMATION  SYSTEMS, INC., a Delaware corporation ("IIS").

RECITALS;

     1. Cunningham Enterprises is the tenant under a lease dated March 1 1999, originally between DMB Holding Limited Partnership; a Delaware limited partnership, as "Landlord". and Cunningham Consulting, as 'Tenant", as amended by a First Amendment to Lease dated October 31, 1999 (to expend the leasehold by 1,671 rentable square feet), a Second Amendment to Lease dated April 21, 2000 (to expand the leasehold by adding an additional 2,147 rentable square feet), a Third Amendment to Lease dated February 15, 2001, and a Fourth Amendment to Leased dated June 4, 2001 (collectively the "Lease Agreement"), pursuant to which Landlord leased a combined total of approximately 10,120 rentable square feet of commercial office space to Cunningham Consulting Suite 120 in the building known as 24th Place, located at 4201 North 24th Street, Phoenix, Arizona 85016 (the "Leased Premises").

     2. Phoenix purchased 24th Place building on or about May 22, 2001 and is the successor interest to the Landlord.

     3. Pursuant to Exhibit "E" of the Lease Agreement, the Cunninghams executed a Guarantee ("Guarantee") in the amount of $124,000 dated March 1. 1999. In addition, as part of the Second Amendment to Lease the Cunninghams executed at Exhibit E-1 a "Guaranty of Lease dated April 21, 2000 wherein they personally guaranteed additional $33,888.00 ("the Amended Guaranty Amount") for the increased rentable square footage.

     4. IIS entered into a Master Transaction Agreement ("MTA") dated November 2002 with the Cunningham Entities to acquire certain assets end liabilities of the Cunninghams and Cunningham Enterprises.

     5. The Cunningham Entities requested that Phoenix consent to the assignment of the Lease Agreement for the Leased Premises to IIS following the Master Transaction Agreement. Phoenix refused and the Cunningham Entities claimed a breach or lease and moved out of the Leased Premises.

     6. On or about December 28. 2002. Phoenix brought a lawsuit against Cunningham Enterprises for breach of the Lease Agreement and against the Cunninghams for breach of the personal guarantees (being Maricopa County Superior Court Case No. CV2002-024782 (hereinafter "the Litigation"). The Cunningham Entities filed an Answer and Cunningham Enterprises brought a Counterclaim in the amount $11,942.67 for return of its security deposit under the Lease, Contemporaneous with the execution of this Agreement. the Cunningham Entitles amended their Answer and Counterclaim to assert a Third-Party Claims against IIS seeking indemnity under the Master Transaction Agreement.

     7. IIS desires to indemnify the Cunningham Entitles pursuant to the Master Transaction Agreement and have agreed to pay to Phoenix the sum of One Hundred Fifty Seven Thousand Eight Hundred Eighty-Nine and 00/1000 Dollars (157,889.OO) ("the Settlement Amount") in five payments as described herein.

     8. Phoenix has agreed to compromise and settle the Litigation if IIS makes full and complete payment of the Settlement Amount contemplated in this Agreement.

     9. Final and complete payment of the Settlement Amount by IIS and receipt of the same by Phoenix shall satisfy the express condition precedent described herein whereby the Parties shall settle all their disputes arising out of or in any way related to the Litigation and payment of the Settlement Amount shall end the Litigation.

IT  IS  AGREED  AS  FOLLOWS:

     1. Incorporation of Recitals stated above are incorporated in this paragraph 1 as through fully restated herein.

     2. Release of Security Deposit. The Cunningham Entities hereby waive and release any claim, right, title or interest in or to the Security Deposit of $11,542.67 as stated in the Lease Agreement. The Parties hereto agree that Phoenix shall have no further obligation to any other Party, person or entity as to the security deposit, all such claims for return of the same having been released herein.

     3. Payment of Landlord's Damages: Settlement Amount. As an express condition precedent to the termination of the Lease Agreement as contemplated in paragraph 9, the mutual release as stated in paragraphs 6 through 8. and stipulation for dismissal with prejudice stated in paragraph 6. IIS shall pay to Phoenix the Settlement Amount of One Hundred Fifty Seven Thousand Eight Hundred Eight-Nine and 00/1000 Dollars ($157,889.00) payable in installments (each a "Cash Payment and collectively "Cash Payments") as follows:

     (a) $57,889.00 by wire transfer upon the execution of this Agreement by IIS, which execution shall be no layer than June 10, 2003, to Gold Bank Account Number 7172643 ABA Number 103102795.

     (b) $100,000.00 paid in four quarterly payments of 26,000.00 each commencing on August 1, 2003 and continuing in a like manner thereafter on November 1, 2003, February 1, 2004, and May 1, 2004 (thereafter 'the Cash
Payment Period"). Each payment shall be delivered to Phoenix at its mailing address of Precor Realty Advisors, Inc., 829 North Broadway Avenue, Suite 300, Oklahoma City, OK 73102-6008 or by wire transfer to Gold Bank Account Number 7172543 ABA Number 103 102795 on or before the due dates; stated above.

     4.     Tolling  Of  All  Claims:  Defenses  During  Cash  Payment  Period.

     (a) So long as. and an the express condition that IIS makes each and every Cash Payment on time and during the Cash Payment Period, the Parties to this Agreement hereby agree to preserve the status quo as of the date of this Agreement with respect to any applicable status quo of limitations and other time-related defenses relating to or arising tram the Lucia Agreement. the Leased Premises, and/or the Litigation (collectively. the "Tolled Claims"), except as to the Cunningham Entitles' release of any claim, right, title or interest in or to the Security Deposit of $11,542.67 as stated in paragraph 2 of this Agreement. The Parties agree that effective as of The date of this Agreement the running of any statute(s) of limitations with respect to any and all possible causes of action and claims that any Party may have with respect to any of the Tolled Claims shall be tolled and suspended until Phoenix receives the final installment Cash Payment of $25,000.00 due on or before April 1, 2004. The Parties agree that the running of any applicable statute(s) of limitations and all other periods relating to the commencement of litigation (including but not limited to laches) are tolled and suspended and the Parties hereby expressly waive, the pleading or assertion of any statute(s) of limitations or other time-related defense that is based, in whole or in part, on the time that has run while this Agreement is in effect.

     (b) In consideration far such tolling and waiver the Parties agree to stay the Litigation and further agree to stay and cause of action, complaint, or other proceeding against any Party with respect to any of the Tolled Claims during the Cash Payment Period. The Parties reserve all rights end defenses that they may have, except as set forth in this Agreement. to assert, contest or defend any claim or action with respect to any of the Tolled Claims. To the extent necessary, counsel for the Parties shall execute any and all necessary motions or stipulations to keep the Litigation on the active end/or inactive Calendar of the Maricopa County Superior Court. If the litigation is dismissed by administrative order, or court order the Parties hereto waive service of process pursuant to Arizona Rules of Civil Procedure 4 and service by United States Mail Certified Receipt Requested to the Parties' counsel shall constitute notice that any Party has re-instituted the Litigation.

     5. Dismissal With Prejudice of Litigation. Upon receipt of all Cash Payments due Phoenix from IIS during the Cash Payment Period as provided by paragraph 3, which shall be an express condition precedent to the operation of this paragraph, the Litigation shall be dismissed with prejudice. each side to bear its own attorneys' fees and court and litigation coats. Upon the express condition of receipt of a11 Cash Payments due Phoenix from IIS during the Cash Payment Period as provided by paragraph 3 and at the demand of any Party hereto, all Parties shall execute a Stipulation for Dismissal with Prejudice and Order of Dismissal in a form acceptable to the Parties' counsel and filed with the Maricopa County Superior Court.

     6. Phoenix Releases of Cunningham Entities and IIS. Upon receipt of all Cash Payments due Phoenix from IIS during the Cash Payment Period as provided by paragraph 3, which shall be an express condition precedent to the operation of this release paragraph. Phoenix will forever re1ease, discharge and acquit each of the Cunningham Entities and IIS, their agents. Insurers, attorneys and representatives of and from all claims, demands, liabilities, debts, obligations, damages and causes of action of every kind and nature, from the beginning of time through the data of this Agreement whether known or unknown, including but not limited to all claims and causes of action, that have been asserted or could have been asserted in the Litigation, as well as any and all claims arising out of or related to the Lease Agreement.

     7. Cunningham Entities and IIS Release of Phoenix. Upon receipt of all Cash Payments due Phoenix from IIS during the Cash Payment Period as provided by paragraph 3, which shall be an express condition precedent to the operation of this release paragraph, IIS and the Cunningham Entities, individually and collectively, will forever release, discharge and acquit Phoenix and its agents, insurers, attorneys and representatives of and from all claims, demands, liabilities, debts, obligation, damages and causes at action of every kind and nature, from the beginning of time through the date of this Agreement, whether known or unknown, including but not limited to all claims and causes of action that have been asserted or could have been asserted in the Litigation, as well any and all claims arising out of or related to the Lease Agreement.

     8. Cunningham Entities and Phoenix of IIS. Upon receipt of all Cash Payments due Phoenix from IIS during the Cash Payment Period as provided by paragraph 3, which shall be an express condition precedent to the operation of this release paragraph, the Cunningham Entities and Phoenix, individually and collectively, will forever release, discharge and acquit Phoenix and its agents, insurers, attorneys and representatives of and from all claims, demands, liabilities, debts, obligations, damages and causes of action of every kind and nature related to the Lease Agreement and related to IIS' indemnity obligations under the MTA, from The beginning of time through the date of this Agreement, whether known, including but not limited to all claims and causes of action that have been asserted or could have been asserted in the Litigation, as well as any and all claims arising out of or related to the Lease Agreement.

     9. Termination of Lease Agreement. Upon receipt of all Cash Payments due Phoenix from IIS during the Cash Payment Period as provided by paragraph 3. which shall be an express condition precedent to the operation of this paragraph, the Lease Agreement shell be terminated.

     10. No Admission of Liability. It is expressly understood and agreed that this Agreement is not to be construed as an admission of any liability or fault on the part of any Party; liability or fault for any and aIl damages being expressly denied. Upon receipt of all Cash Payments due Phoenix from IIS during the Cash Payment Period as provided by paragraph 3, which shall be an express condition precedent to the operation of this paragraph, this Agreement shall operate as a compromise and settlement of the Litigation and claims which were or could have been asserted therein pursuant to paragraphs 5 through 7 above.

     11. Notices. All notices required or permitted to be given hereunder shall he in writing and may be given In person or by United States Mail or by electronic transmission, Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party, (iii) if given by certified or registered mail, three (3) days after deposit with this United States Postal Service, postage prepaid, addressed as shown below or to such other address as such party may from time to time designate in writing; or (iv) upon receipt of transmission by facsimile.

   Phoenix  24th  Place,  Inc.           Charles  and  Beverly  Cunningham
   c/o  Jim  Perrack,  CPM               c/o  Jack  Klausner,  Esquire
   Senior  Vice  President               Warner Angle Hallam Jackson & Formanek
   Precor  Realty  Advisors,  Inc.       3550  North  Central  Avenue
   825 North Broadway Avenue, Suite 300  Suite  1500
   Oklahoma  City,  OK  73102-6008       Phoenix,  AZ  85012

   With  a  copy  to:
   Richard  Spector,  Esquire            Integrated  Information  Systems,  Inc.
   Spector  Law  Offices,  P.C.          c/o  Mike  Christopher
   4020  N.  Scottsdale  Rd. Suite 300   2250  W.  14th  Street
   Scottsdale,  AZ  85251                Tempe,  AZ  85281

     12. Severability. To the fullest extent possible each provision of this Agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Agreement is declared void or unenforceable with respect to particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any prevision of this Agreement is declared void or unenforceable, such provision shall be deemed savored from thin Agreement, and all other provisions at this Agreement remain in full force and effect.

     13. Governing Law and Jurisdiction. Except where preempted by the laws of the United States or the rules or regulations of any agency or instrumentality thereof, this Agreement is to be interpreted, construed and governed by the laws of the State of Arizona. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the Maricopa County Superior Court in connection with any legal action or proceeding arising out of or relating to this Agreement and the parties waive any objection relating to the basis for personal or in rem jurisdiction or to venue which it may now or hereafter may have in any suck, suit, action or proceeding.

     14. Time. Time is at the essence of this Agreement and each and every provision hereof. Any extension of time granted for the performance of any duty under this Agreement shall only be effective if in writing signed by or on behalf of all Parties to this Agreement and shall not be considered an extension of time for the performance of any other duty under this Agreement.

     15. Gender and Number. Whenever from the context it appears appropriate, each item in the singular shall include the plural and vice verse and the masculine, feminine, or neuter form shall include the masculine, feminine and neuter forms.

     16. Modifications and Waivers. No change, modification, or waiver of any provision of this Agreement shall be valid or binding unless it is in writing dated after the date hereof and signed by or on behalf of all Parties to this Agreement. No waiver at any breech, term, or condition of this Agreement by any Party shall constitute a subsequent waiver of the same or any other breach, term, or condition or a continuing waiver after demand for strict compliance.

     17. Attorneys' Fees. The Parties agree that in the event of any litigation among them arising cut of or related to this Agreement, the prevailing party in such litigation shall he entitled to reimbursement of all attorneys' fees and costs.

     18. Authority. Each parson that signs this Agreement on behalf of any Party represents individually for the benefit of all other Parties to this Agreement that such person has the authority to sign and bind the entity for which he is signing this Agreement.

     19. Further Acts. The Parties agree to perform all further acts and execute and deliver all documents as may be reasonably necessary to give effect to the provisions and intend of this Agreement.

     20. Headings. The headings in this Agreement are for convenience in reference only and in no way define, limit or describe the scope or intent of this Agreement or the provisions of such sections.

     21. Advice of Counsel. Each of the undersigned Parties represents that the terms of this Agreement have been completely read, are fully understood and voluntarily accepted by each of such Parties. Each Party to this Agreement represents and warrants that each has had a fair opportunity for their legal counsel to review this Agreement, that the same has been done and that the effect and import of this Agreement has been fully explained to such party by its respective legal counsel.

     22. Counterparts and Fax. This Agreement may be executed in any number of counterparts, and by facsimile, each of which shall be an original and all of which shall be deemed to be one in the same Agreement.

     23. Drafting. This Agreement has been reviewed by respective counsel for each Party. It is agreed that it shall not be construed against any party on the basis of that Party's identity as the drafter of this Agreement.

     PHOENIX  24TH  PLACE,  INC.     INTEGRATED  INFORMATION  SYSTEMS,  INC.
     an  Arizona  corporation        a  Delaware  corporation

     /s/ Nicholas  Preflakes         /s/  James  Garvey
    ------------------------         ---------------------
     By:  Nicholas  PreflasesBy:     By:    James  Garvey


     CUNNINGHAM  ENTERPRISES,  INC.
     an  Arizona  corporation

        /s/  Charles  Cunningham
        ----------------------
     By:  Charles  Cunningham
     Its:   President


       /s/  Charles  Cunningham        /s/  Beverly  Cunningham
         ---------------------         ------------------------
          Charles  Cunningham          Beverly  Cunningham